================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 ODETICS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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Notes:

                                 ODETICS, INC.
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           To Be Held March 11, 1999

                               ----------------

To the Stockholders of Odetics, Inc.:

  NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of Odetics, Inc., a Delaware corporation (the "Company"), will be held at the Company's principal executive offices located at 1515 South Manchester Avenue, Anaheim, California 92802, on Thursday, March 11, 1999 at 10:00 a.m., Pacific Time, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1. To approve the private placement and issuance of an aggregate of 308,528 shares of Class A Common Stock to certain officers and directors of the Company at a purchase price of $6.625 per share, as required by rules of the Nasdaq National Market.

  2. To transact any other business which may properly come before the Special Meeting or any adjournment(s) thereof.

  Only stockholders of record at the close of business on February 5, 1999 are entitled to notice of and to vote at the Special Meeting. The stock transfer books of the Company will remain open between the record date and the date of the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available for inspection at the Company's principal executive offices.

  You are cordially invited to attend the Special Meeting in person. Whether or not you plan to attend the Special Meeting, please mark, sign, date and return the enclosed proxy card as soon as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at any time prior to the Special Meeting. If you attend the Special Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Special Meeting will be counted.

  Please read the enclosed proxy material carefully. The Company appreciates your cooperation in considering and acting on the matters presented.

Anaheim, California                       By Order of the Board of Directors
February 11, 1999

                                          /s/ JERRY F. MUENCH

                                          JERRY F. MUENCH
                                          Secretary


YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                 ODETICS, INC.
                         1515 South Manchester Avenue
                           Anaheim, California 92802

                                PROXY STATEMENT
                      SPECIAL MEETING OF THE STOCKHOLDERS
                           TO BE HELD MARCH 11, 1999

                               ----------------

General

  These proxy materials and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors of Odetics, Inc., a Delaware corporation (the "Company"), to be voted at the Special Meeting of Stockholders of the Company to be held on Thursday, March 11, 1999 at 10:00 a.m., Pacific Time, or any adjournment or postponement thereof (the "Special Meeting"). These proxy materials were first mailed on or about February 16, 1999, to all of the Company's stockholders entitled to vote at the Special Meeting.

  The mailing address of the Company's principal executive offices is 1515 South Manchester Avenue, Anaheim, California 92802.

Purpose Of Special Meeting

  The specific proposal to be considered and acted upon at the Special Meeting is to approve the sale of approximately 308,528 shares of Class A Common Stock to eight of the Company's officers and directors in connection with a private placement of securities. The proposal is described in more detail in this Proxy Statement.

Voting Rights

  The record date for determining those stockholders who are entitled to notice of, and to vote at, the Special Meeting has been fixed at February 5, 1999. At the close of business on the record date, 7,630,544 shares of the Company's Class A Common Stock, $0.10 par value per share, were issued and outstanding and 1,060,041 shares of the Company's Class B Common Stock, $0.10 par value per share, were issued and outstanding.

  Holders of each class of Common Stock will vote at the Special Meeting as a single class on all matters, with each holder of shares of Class A Common Stock entitled to one-tenth of one vote per share held, and each holder of shares of Class B Common Stock entitled to one vote per share held. All matters submitted for stockholder approval at the Special Meeting will be decided by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on each matter.

  The majority of the aggregate of the outstanding shares of the Company's Class A Common Stock and Class B Common Stock entitled to vote will constitute a quorum for the transaction of business at the Special Meeting. Abstentions may be specified on all proposals except the election of directors. All votes will be tabulated by the inspectors of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (shares held by a broker or other nominee having discretionary power to vote on some matters but not others). Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

  If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Special Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the proposal to approve the issuance and sale an aggregate of 308,528 shares of Class A Common Stock to eight of the Company's officers and directors.

  On December 31, 1998, directors and executive officers of the Company may be deemed to be the beneficial owners of an aggregate of 914,849 shares of Class A Common Stock and 439,844 shares of Class B Common Stock (including shares issuable upon exercise of outstanding stock options) constituting approximately 29.1% of the total voting power of all of the outstanding securities of the Company which are entitled to vote at the Special Meeting. Such directors and executive officers have indicated to the Company that each such person intends to vote or direct the vote of all shares of each class of Common Stock held or owned by such persons, or over which such person has voting control, in favor of the Proposal. See "Principal Stockholders and Common Stock Ownership of Management."

Revocability of Proxies

  You may revoke or change your proxy at any time before the Special Meeting by filing with the Secretary of the Company at the Company's principal executive offices at 1515 South Manchester Avenue, Anaheim, California 92802, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not, by itself, revoke a proxy.

Solicitation

  The enclosed proxy is being solicited by the Company's Board of Directors. The Company will bear the entire cost of proxy solicitation, including costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy card and any additional material furnished to the stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services.

  In the discretion of management, the Company reserves the right to retain a professional firm of proxy solicitors to assist in solicitation of proxies. Although management does not currently expect to retain such a firm, it estimates that the fees of such firm would range from $5,000 to $10,000 plus out-of-pocket expenses, all of which would be paid by the Company.

                                PROPOSAL NO. 1

  APPROVAL OF PRIVATE PLACEMENT AND ISSUANCE OF AN AGGREGATE OF 308,528 SHARES OF THE COMPANY'S CLASS A COMMON STOCK TO CERTAIN OFFICERS AND DIRECTORS OF THE COMPANY AT A PURCHASE PRICE OF $6.625 PER SHARE, AS REQUIRED BY RULES OF THE NASDAQ NATIONAL MARKET.

General

  On December 18, 1998, the Company entered into a Class A Common Stock Purchase Agreement (the "Purchase Agreement") with 25 accredited investors (the "Purchasers"), including the following eight officers and directors of the Company and its subsidiaries: Hugo Fruehauf, Ralph R. Mickelson, David Scheel, John W. Seazholtz, Joel Slutzky, Gary Smith, Leo Wexler and Paul E. Wright (collectively the "Management Purchasers"). The Purchase Agreement provided for the private placement and sale of an aggregate of 1,499,851 shares of the Company's Class A Common Stock to the Purchasers at a purchase price of $6.625 per share. The closing price of the Company's Class A Common Stock on the Nasdaq National Market on the day the private placement was priced (December 16, 1998) was $7.00 per share.

  In connection with the private placement, the Company paid to Cruttenden Roth Incorporated, as placement agent, a placement fee in the amount of 7% of the gross proceeds on the sales of Class A Common Stock to all Purchasers other than the Management Purchasers. The Company has agreed to pay to Cruttenden Roth Incorporated a placement fee in the amount of 4% of the gross proceeds on all sales of Class A Common Stock in the private placement to the Management Purchasers.

Management Shares

  In connection with this private placement, the following officers and directors of the Company and its subsidiaries subscribed to purchase an aggregate of 308,528 shares of the Company's Class A Common Stock (the "Management Shares") in the amounts set forth opposite their names below:

                                                    No. of                  Percent of Voting
                               Principal            Shares     Aggregate    Power Owned After
 Name                 Positions with the Company   Purchased Purchase Price Private Placement
 ----                 --------------------------   --------- -------------- -----------------
 Joel Slutzky........  Chairman of the Board,       232,303  $1,539,007.38        16.8%
                       Chief Executive Officer
                       and Director
                       Chairman of the Board of
                       Odetics ITS, Inc.
 Hugo Fruehauf.......  President of the Odetics      12,075  $   79,996.88           *
                       Communications Division
 Ralph R. Mickelson..  Director                      15,094  $   99,997.75           *
 David Scheel........  Vice President                 3,774  $   25,002.75           *
                       President and General
                       Manager of Mariner
                       Networks, Inc.
 John W. Seazholtz...  Director                       7,547  $   49,998.88           *
 Gary Smith..........  Vice President,                7,547  $   49,998.88           *
                       Controller and Assistant
                       Secretary
 Leo Wexler..........  Director                      15,094  $   99,997.75           *
 Paul E. Wright......  Director                      15,094  $   99,997.75           *
                                                    -------  -------------        ----
 TOTAL...............                               308,528  $2,043,998.02        20.9%
                                                    =======  =============        ====

--------
*  Less than one percent

Initial Closing and Use of Proceeds

  On December 18, 1998, the Company consummated the sale of 1,191,323 shares of Class A Common Stock to all of the Purchasers other than the Management Purchasers. The Company received gross proceeds of $7,892,514 from the sale of these shares, and net proceeds of approximately $7,235,000 after deducting the placement fee for such shares and the estimated offering expenses. The Management Purchasers also tendered an aggregate of $2,043,998 in escrow, representing the total purchase price for the Management Shares. The Company plans to use the net proceeds of the private placement (i) for repayment of indebtedness under the Company's credit facility, (ii) for expansion of the research and development and sales and marketing programs for Odetics ITS, particularly for Lane Tracker, and (iii) for working capital and general corporate purposes, including acquisitions.

Reason for Stockholder Approval

  The Company is requesting its stockholders to approve the sale and issuance of the Management Shares to the Management Purchasers primarily because Rule 4430 of the Nasdaq Stock Market requires stockholder approval for the sale to officers and directors of the lesser of (i) one percent of the number of shares of Common Stock outstanding, (ii) 1% of the total voting power, or
(iii) an aggregate of 25,000 shares. In order to comply with the rules of the Nasdaq Stock Market, the sale of shares to the Management Purchasers was conditioned upon the receipt of stockholder approval of such sale. All of the Management Purchasers have tendered the full purchase price for their shares in escrow and are irrevocably bound to purchase all of the Management Shares if the stockholders approve this transaction in accordance with the terms of the Purchase Agreement and the Addenda to the Purchase Agreement (the "Addenda"), entered into by each of the Management Purchasers. If stockholder approval is obtained, the Company plans to consummate the sale of the Management Shares as soon as reasonably practicable thereafter and to file a Registration Statement on Form S-3 with the Securities and Exchange Commission to register the Management Shares.

Consequences of Failure to Receive Stockholder Approval

  If the Company's stockholders do not approve the purchase of the Management Shares by the Management Purchasers, the Company will immediately refund all amounts paid by the Management Purchasers and the sale and issuance of the Management Shares will not be consummated. The failure to obtain stockholder approval will not affect the sale of any shares in the private placement to any Purchaser who is not a Management Purchaser.

Board of Directors Recommendation

  The Board of Directors of the Company believes that the issuance and sale of 308,528 shares of its Class A Common Stock to the Management Purchasers at a purchase price per share of $6.625 is in the best interests of the Company and its stockholders. Among the factors considered by the Board in approving the sale of the Management Shares to the Management Purchasers was (i) the Board's desire to comply with Rule 4430 of the Nasdaq Stock Market and the terms of the Addenda, and (ii) the Board's view that the proceeds from the sale of the Management Shares are necessary to support the Company's near term working capital requirements.

Recommendation of the Board of Directors

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ISSUANCE AND SALE BY THE COMPANY OF AN AGGREGATE OF 308,528 SHARES OF THE COMPANY'S CLASS A COMMON STOCK TO THE MANAGEMENT PURCHASERS.

               PRINCIPAL STOCKHOLDERS AND COMMON STOCK OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of December 31, 1998, the number and percentage ownership of the Company's Class A Common Stock and Class B Common Stock by (i) all persons known to the Company to beneficially own more than 5% of either class of outstanding Common Stock (based upon reports filed by such persons with the Commission), (ii) each of the Named Executive Officers in the Summary Compensation Table which appears elsewhere herein, (iii) each director of the Company and director nominee named under "Election of Directors," and
(iv) all executive officers and directors of the Company as a group. To the Company's knowledge, except as otherwise indicated, each of the persons named in this table has sole voting and investment power with respect to the Common Stock shown as beneficially owned, subject to community property and similar laws, where applicable.

                             Class A Common Stock         Class B Common Stock
                         ---------------------------- ----------------------------
                         Amount and Nature            Amount and Nature
Name and Address of        of Beneficial   Percent of   of Beneficial   Percent of
Beneficial Owner (1)     Ownership (2)(3)   Class (2) Ownership (2)(3)   Class (2)
--------------------     ----------------- ---------- ----------------- ----------
Joel Slutzky............      277,729(4)       3.6%        261,649(6)      24.6%
Gerald A. Weber.........      226,858(5)       3.0         195,524         18.4
Crandall Gudmundson.....       74,251(7)       1.0          69,743          6.6
Jerry F. Muench.........      107,388(8)       1.4          61,537(9)       5.8
Ralph R. Mickelson......       70,100(10)        *          20,445(11)      1.9
Gregory A. Miner........       62,289(12)        *             --           --
Kevin C. Daly, Ph.D. ...       57,894(13)        *             --           --
Leo Wexler..............       31,100(14)        *          24,728(15)      2.3
Paul E. Wright..........       31,900            *             --           --
John W. Seazholtz.......        1,500            *             --           --
All executive officers
 and directors as a
 group (16 persons).....      914,849(16)     11.9%        439,844         41.4%

--------
 *   Less than one percent

(1) The address for Gerald A. Weber is 222 North LaSalle, Suite 899, Chicago, Illinois 60601. The address of Messrs. Slutzky, Gudmundson and Muench is 1515 South Manchester Avenue, Anaheim, California 92802.

(2) Based on 7,628,544 shares of Class A Common Stock and 1,062,041 shares of Class B Common Stock outstanding as of December 31, 1998. Shares of each class of Common Stock subject to options which are exercisable within 60 days of December 31, 1998 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person. Other than as described in the preceding sentence, shares issuable upon exercise of outstanding options are not deemed to be outstanding for purposes of this calculation.

(3) In addition to shares held in the individual's name, this column also includes shares held for the benefit of the named person in the Company's 401(k) Plan and Associate Stock Ownership Plan.

(4) Includes options to purchase 16,667 shares of Class A Common Stock that are exercisable within 60 days of December 31, 1998. Excludes 202,979 shares held in trust for the benefit of the children and relatives of Mr. Slutzky as to which Mr. Slutzky has no investment or voting power and disclaims any beneficial ownership. See note 5.

(5) All of such shares are owned beneficially of record by various trusts with respect to which Mr. Weber serves as trustee or co-trustee. Mr. Weber shares investment and voting power as to 65,718 shares of Class A Common Stock and 120,977 shares of Class B Common Stock. Mr. Weber exercises sole investment and voting power over the remaining 161,140 shares of Class A Common Stock and 74,547 shares of Class B Common Stock. The shares shown include an aggregate of 202,979 shares of Class A Common Stock and 168,546 shares of Class B Common Stock, respectively, held in trust for the benefit of the children and relatives of Mr. Slutzky, as to which shares Mr. Slutzky has no investment or voting power and disclaims any beneficial ownership. The shares shown also include 23,879 shares of Class A Common Stock and

     26,978 shares of Class B Common Stock, respectively, held in trust for the benefit of the children of Mr. Wexler, as to which shares Mr. Wexler has no investment or voting power and disclaims any beneficial ownership.

(6) Excludes 168,546 shares held in trust for the benefit of the children and relatives of Mr. Slutzky as to which Mr. Slutzky has no investment or voting power and disclaims any beneficial ownership. See note 5.

(7)  Includes 4,500 shares held by Mr. Gudmundson's IRA.

(8)  Includes 31,114 shares held by Mr. Muench's spouse.

(9)  Includes 23,235 shares held by Mr. Muench's spouse.

(10) Includes 8,000 shares held by Mr. Mickelson's IRA.

(11) Includes 18,445 shares held in trust for the benefit of Mr. Mickelson's wife, as to which Mr. Mickelson shares investment and voting power with his wife.

(12) Includes options to purchase 8,333 shares of Class A Common Stock that are exercisable within 60 days of December 31, 1998.

(13) Includes 100 shares held by Dr. Daly's spouse.

(14) Excludes 23,879 shares held in trust for the benefit of relatives of Mr. Wexler, as to which Mr. Wexler has no investment or voting power and disclaims any beneficial ownership. See note 5 above.

(15) Includes 20,940 shares held in trust for the benefit of Mr. Wexler and his relatives, as to which Mr. Wexler shares investment and voting power with his son. Excludes 26,978 shares held in trust for the benefit of relatives of Mr. Wexler, as to which Mr. Wexler has no investment or voting power and disclaims any beneficial ownership. See note 5.

(16) Includes options to purchase an aggregate of 51,000 shares of Class A Common Stock that are exercisable within 60 days of December 31, 1998.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers and Directors

  The following table sets forth certain information regarding all executive officers of the Company as of December 31, 1998.

Name                     Age                    Capacities in Which Served
----                     ---                    --------------------------
Joel Slutzky............ 59  Chairman of the Board and Chief Executive Officer of the Company
                             Chairman of the Board of Odetics ITS, Inc.

Thomas G. Bartholet..... 50  Vice President, Corporate Development of the Company

Frank Borst............. 39  Vice President of the Company
                             President of Gyyr Incorporated

Timothy Crabtree........ 43  Vice President of the Company
                             General Manager of the Odetics Broadcast Division

Jack Johnson............ 51  Vice President of the Company
                             Chief Executive Officer and President of Odetics ITS, Inc.

Gregory A. Miner........ 44  Chief Operating Officer and Chief Financial Officer and
                             Director of the Company
                             Chief Financial Officer and Secretary of Odetics ITS, Inc.

David J. Scheel......... 47  Vice President of the Company
                             President and General Manager of Mariner Networks, Inc.

Gary Smith.............. 42  Vice President, Controller and Assistant Secretary of the Company

Kevin C. Daly, Ph.D. ... 54  Director

Crandall Gudmundson..... 68  Director and former President of the Company

Ralph R. Mickelson...... 71  Director

Jerry F. Muench......... 63  Director, Secretary and former
                             Vice President of the Company

John W. Seazholtz....... 61  Director

Leo Wexler.............. 88  Director

Paul E. Wright.......... 67  Director

  The following is a brief description of the capacities in which each of the directors and executive officers has served during the past five years.

  Joel Slutzky founded the Company in 1969 and has served as Chairman of the Board of Directors since 1969 and the Chief Executive Officer since 1975. From August 1993 until January 1994, Mr. Slutzky assumed the additional responsibilities of Chief Financial Officer on an interim basis following the retirement of the Company's former Chief Financial Officer. Prior to founding the Company, Mr. Slutzky was an engineering manager at Leach Corporation, now part of the Lockheed Electronics Division of Lockheed Corporation.

  Thomas G. Bartholet has served as the Vice President, Corporate Development of the Company since 1993, and as the Director, Corporate Development of the Company from 1990 to 1993. Prior to that, Mr. Bartholet served as the General Manager of the Advanced Intelligent Machines Division of the Company from 1986 to 1990 and as the Director of Strategic Planning of the Company from 1983 to 1986.

  Frank Borst has served as the Vice President of the Company since 1994 and President of the Company's wholly owned subsidiary, Gyyr Incorporated, since its formation in 1997. Prior to that, Mr. Borst served as the Director of Global Business Development from 1992 to 1997. Mr. Borst has also served as the Managing Director for Odetics Europe Limited and Odetics Asia Pacific Pte., Ltd., subsidiaries of the Company.

  Timothy Crabtree has served as the General Manager of the Broadcast Division and a Vice President of the Company since 1994. Between 1988 and 1994, Mr. Crabtree served as the Director of Engineering for the Broadcast Division. Prior to that, Mr. Crabtree served as a Senior Project Engineer since joining the Company in 1983.

  Jack Johnson has served as the Vice President of the Company since 1986 and has served as the President of the Company's subsidiary, Odetics ITS, Inc., since its incorporation in 1998, and prior to that, as General Manager of the ITS Division from 1996 to 1998. From 1990 to 1996, Mr. Johnson served as the General Manager of the Gyyr Customer Service Division. Mr. Johnson served in various other capacities with the Company since joining the Company in 1974, including the Vice President and General Manager of the Omutec Division from 1986 to 1990, the Director of Contracts for the Space Division from 1980 to 1986, and, the Controller of Infodetics, a former subsidiary of the Company from 1975 to 1980 and the Controller of the Company from 1974 to 1975. Prior to joining the Company, Mr. Johnson served as a certified public accountant with Peat Marwick.

  Gregory A. Miner has served as the Company's Vice President and Chief Financial Officer since joining the Company in January 1994. In 1998, Mr. Miner joined the Board of Directors of the Company and was promoted to the position of Chief Operating Officer of the Company. Mr. Miner has also served as the Chief Financial Officer and Secretary of Odetics ITS since its incorporation in 1998. From December 1984 until joining the Company, Mr. Miner served as Vice President and Chief Financial Officer and a member of the Board of Directors of Laser Precision Corporation, a manufacturer of telecommunications test equipment.

  David J. Scheel has served as the President and General Manager of the Company's wholly owned subsidiary, Mariner Networks, Inc., since it was formed in August 1998, and as a Vice President of the Company since September 1997. Mr. Scheel served as the General Manager of the Telecom Division from January 1997 until March 1998. Prior to that, Mr. Scheel served in various other capacities with the Company since 1982.

  Gary Smith has served as Controller of the Company since 1992 and was appointed Vice President in August 1994. Prior to that, Mr. Smith served as Assistant Controller of the Company between 1990 and 1992, and Senior Financial Analyst from 1986 until 1990.

  Kevin C. Daly, Ph.D. has served as a director of the Company and President, Chief Executive Officer and a director of the Company's former subsidiary, ATL Products, Inc. ("ATL"), since its formation in 1993. Dr. Daly has also served as Vice President and Chief Technical Officer of the Company from 1987 until 1997 when the Company consummated the spin-off of its interest in ATL. Prior to that, Dr. Daly served as the Director of Space Systems of the Company since 1985 when he joined the Company. From March 1974 until June 1985, Dr. Daly served as the Director of the Control and Dynamics Division of the Charles Stark Draper Laboratory. During that period, Dr. Daly participated in the design and development of guidance, navigation and control systems for several major space programs, including the United States Space Shuttle program. Dr. Daly also served as a manager of electronic systems for a major space program of the United States Air Force from March 1970 to March 1974.

  Crandall Gudmundson is a co-founder of the Company and has served as its President since 1975 until his retirement in 1998, and as a director since 1979. Prior to co-founding the Company, Mr. Gudmundson was the lead project engineer for Leach Corporation.

  Ralph R. Mickelson has been an outside member of the Board of Directors since 1975 and was a senior partner in the Chicago law firm of Rudnick & Wolfe until August 1997. Mr. Mickelson is currently an investor and involved in various business matters as an arbitrator and mediator.

  John W. Seazholtz was appointed as a director of the Company in May 1998. Mr. Seazholtz is the President and Chief Executive Officer of Telesoft America. Mr. Seazholtz retired in April 1998 as the Chief Technology Officer of Bell Atlantic after 36 years of service with that company and its predecessor. Mr. Seazholtz was a senior officer of Bell Atlantic since 1986, serving in various positions including as its Vice President, Operations and Engineering, its Vice President, Marketing, its Vice President of New Services, and its Vice President, Technology and Information Systems. Prior to 1986, Mr. Seazholtz held positions at New Jersey Bell Telephone Co. and AT&T.

  Leo Wexler has been an outside member of the Board of Directors since 1969. Mr. Wexler has been self-employed as a private investor since his retirement in 1978 as the Secretary and Treasurer of Silverman & Wexler, Inc., a food processing corporation.

  Paul E. Wright was appointed as a director of the Company in June 1993. Mr. Wright is the President of Wright AssociatesEngineering and Business Consultants, a company he formed in 1997. Mr. Wright served as the Chairman of Chrysler Technologies Corp., the aerospace and defense electronics subsidiary of Chrysler Corporation, a position he held from 1988 until his retirement in 1997. From 1986 to 1988, Mr. Wright served as the President and Chief Operating Officer of Fairchild Industries, Inc. Prior to joining Fairchild, he was employed for 28 years by RCA Corporation, where he last served as the Senior Vice President responsible for planning RCA's merger into General Electric Corporation. Mr. Wright also serves as a director of ATL and Odetics ITS.

  Officers serve at the discretion of the Board of Directors.

Compensation of Directors

  Directors who are not employees of the Company receive a fee of $12,000 per year, paid quarterly, in addition to $1,500 for each Board meeting attended in person and $250 for each telephone conference Board meeting. All directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees.

  Nonemployee directors are also eligible to receive periodic option grants pursuant to the Automatic Option Grant Program under the Company's 1997 Stock Incentive Plan (the "1997 Plan"). Under this plan, as proposed, each nonemployee director will receive an option to purchase 5,000 shares of Class A Common Stock in connection with his initial appointment to the Board of Directors and an additional option to purchase 4,000 shares of Class A Common Stock on the date of each meeting thereafter. Each such option will have an exercise price equal to the fair market value of the Class A Common Stock on the grant date and will have a maximum term of ten years, subject to earlier termination following the optionee's cessation of service as a Board member.

  The Compensation and Stock Option Committee makes recommendations to the Board concerning the compensation of all officers of the Company and administers the Company's stock option plans. The members of the Company's Compensation and Stock Option Committee are Messrs. Mickelson, Wexler and Wright. The Company's Compensation and Stock Option Committee held two meetings during the fiscal year ended March 31, 1998.

                            EXECUTIVE COMPENSATION

  The following table sets forth the compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose total cash salary and bonus during the fiscal year ended March 31, 1998 exceeded $100,000 (collectively, the "Named Executive Officers") for each of the three fiscal years ended March 31, 1996, 1997 and 1998, as well as two additional officers who retired during 1998.

                          Summary Compensation Table


                                                                             Long-Term
                                                                            Compensation
                                                                        ---------------------
                                                                               Awards
                                                           Annual       ---------------------
                                                        Compensation               Securities
                                                      -----------------            Underlying   All Other
                                               Fiscal Salary            Restricted  Options    Compensation
Name and Principal Positions                    Year  ($) (1) Bonus ($) Stock ($)     (#)        ($) (2)
----------------------------                   ------ ------- --------- ---------- ----------  ------------
Joel Slutzky.................................   1998  325,627     --        --       50,000        3,710
 Chairman of the Board and Chief Executive      1997  326,362  84,000     3,200      55,000        4,817
 Officer of the Company                         1996  279,214  68,800     2,567      48,000(3)     3,229
 Chairman of the Board of Odetics ITS, Inc.

Gregory A. Miner.............................   1998  151,946     --        --       25,000        4,009
 Chief Operating Officer and Chief Financial    1997  167,551  30,744     3,200      35,000        4,125
 Officer of the Company                         1996  141,642  38,800     2,567      20,667(3)     1,662
 Chief Financial Officer of Odetics ITS, Inc.

Jack Johnson.................................   1998  153,815     --        --       12,000        3,315
 Vice President of the Company                  1997  145,854  30,000     1,656      25,000        2,303
 President and Chief Executive Officer of       1996  157,540  31,600     2,550      16,667(3)     3,418
 Odetics ITS, Inc.

Frank Borst..................................   1998  140,384     --        --       12,000        2,384
 Vice President of the Company                  1997  108,879     --      2,452         --         2,827
 President of Gyyr Incorporated                 1996   93,923  13,700     1,597       8,667(3)     2,700

Timothy Crabtree.............................   1998  149,264     --        --       12,000        3,589
 Vice President of the Company                  1997  152,252     --      3,200         --         3,723
 General Manager of the Broadcast Division      1996  130,366  31,800     2,216      11,333(3)     3,657

Crandall Gudmundson..........................   1998  163,094     --        --          --       103,278(4)
 Former President of the Company                1997  190,860  40,000     2,817         --         4,141
                                                1996  185,653  35,900     2,404      22,000(3)     3,158

Jerry F. Muench..............................   1998  168,366     --        --          --        60,602(5)
 Secretary and Former Vice President,           1997  186,735  22,400     2,587         --         3,655
 Marketing                                      1996  178,813  29,300     2,175      20,667(3)     3,222

--------
(1) Represents all amounts earned from the Company and its subsidiaries during the fiscal years shown, including amounts deferred under the Company's Executive Deferral Plan and the Company's Section 401(k) Plan.

(2) Unless otherwise indicated, consists solely of the Company's matching contribution to the respective accounts of the Named Executive Officers under the Company's Section 401(k) Plan.

(3) During fiscal 1996, the Company offered all holders of options that were granted in fiscal 1994 the opportunity to have the option exercise price of outstanding fiscal 1994 options reduced to the then current 1996 trading price. In connection with any such option repricing, one-third of any repriced options were required to be cancelled. According, the number of options indicated for Messrs. Borst, Crabtree, Gudmundson, Johnson, Miner, Muench and Slutzky, include options which were repriced for the purchase of 667, 1,333, 10,000, 6,667, 8,667 and 22,000 shares, respectively, of the Company's Class A Common Stock. The option information contained in this table does not take into account any options that may have been cancelled in connection with any option repricing.

(4) Includes (a) the Company's matching contribution of $4,140 under the Company's Section 401(k) Plan, (b) accrued vacation benefits in the amount of $65,698 paid to Mr. Gudmundson upon his retirement in January 1998 and
    (c) retirement benefits of $33,440 paid to Mr. Gudmundson during fiscal 1998. Pursuant to Mr. Gudmundson's retirement package, the Company will also pay to Mr. Gudmundson an additional $361,469 over the next four years.

(5) Includes (a) the Company's matching contribution of $3,460 under the Company's Section 401(k) Plan, (b) accrued vacation benefits in the amount of $31,286 paid to Mr. Muench upon his retirement in January 1998 and retirement benefits of $25,856 paid to Mr. Muench during fiscal 1998. Pursuant to Mr. Muench's retirement package, the Company will also pay to Mr. Muench an additional $347,629 payable over the next four years.

Option Grants in the Fiscal Year Ended March 31, 1998

  The following table sets forth information with respect to grants of options to purchase Class A Common Stock during fiscal 1998 to each of the Named Executive Officers. No stock appreciation rights ("SARs") were granted to any of the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     Potential Realizable
                                             Individual Grants                         Value at Assumed
                         ----------------------------------------------------------- Rates of Stock Price
                             Number of      Percent of Total                             Appreciation
                             Securities     Options Granted                           for Option Term (3)
                         Underlying Options to Employees in  Exercise or  Expiration ---------------------
Name                        Granted (1)       Fiscal 1998    Base Price      Date        5%        10%
----                     ------------------ ---------------- -----------  ---------- ---------- ----------
Joel Slutzky............       50,000             10.0%        $5.088(2)   01/08/08     122,282    345,403
Gregory A. Miner........       25,000              5.0          4.625      01/08/08      72,716    184,276
Jack Johnson............       12,000              2.4          4.625      01/08/08      34,904     88,453
Frank Borst.............       12,000              2.4          4.625      01/08/08      34,904     88,453
Timothy Crabtree........       12,000              2.4          4.625      01/08/08      34,904     88,453
Crandall Gudmundson.....          --               --             --       01/08/08         --         --
Jerry F. Muench.........          --               --             --       01/08/08         --         --

--------
(1) All of the options were granted pursuant to the Company's 1997 Plan and entitle the holder to purchase shares of Class A Common Stock. Such options have a maximum term of ten years, subject to earlier termination in the event of the optionee's termination of employment with the Company or its subsidiaries. The options vest in three equal installments, the first of which commenced on January 9, 1999, subject to acceleration of vesting (at the discretion of the Committee of the Board of Directors that administers the 1997 Plan) in the event of the merger, consolidation or reorganization of the Company. The vesting schedule of all options to purchase the Company's Class A Common Stock outstanding was accelerated in August 1997 in anticipation of the Company's spin-off of its interest in ATL.

(2) The exercise price per share of the options granted represented 110% of the closing sales price of the underlying shares of Class A Common Stock on the date the options were granted.

(3) The 5% and 10% assumed rates of appreciation are prescribed by the rules and regulations of the Securities and Exchange Commission and do not represent management's estimate or projection of future trading prices of the Class A Common Stock. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants.

Option Exercises in the Fiscal Year Ended March 31, 1998

  The table below sets forth certain information with respect to the Company's Named Executive Officers concerning their exercise of options to purchase Class A Common Stock during fiscal 1998 and the unexercised options they held as of the end of fiscal 1998. None of the Named Executive Officers held or exercised any SARs during fiscal 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND YEAR END OPTION VALUES

                                                Number of Securities
                          Number of                  Underlying           Value of Unexercised
                           Shares                Unexercised Options      In-the-Money Options
                         Acquired on  Value     at March 31, 1998 (#)   at March 31, 1998 (#) (2)
                          Exercise   Realized ------------------------- -------------------------
                             (#)     ($) (1)  Exercisable Unexercisable Exercisable Unexercisable
                         ----------- -------- ----------- ------------- ----------- -------------
Joel Slutzky............   135,600   769,725      --         50,000         --         183,125
Gregory A. Miner........    53,333   293,747      --         25,000         --         103,125
Jack Johnson............    43,917   256,097      --         12,000         --          49,500
Frank Borst.............     9,667   117,879      --         12,000         --          49,500
Timothy Crabtree........     8,612    71,654      --         12,000         --          49,500
Crandall Gudmundson.....    36,000   288,813      --            --          --             --
Jerry F. Muench.........    34,067   273,078      --            --          --             --

--------
(1) Calculated based on the closing sale price per share of the Class A Common Stock on the date of exercise less the applicable exercise price.

(2) Calculated based on the closing sale price per share of the Class A Common Stock at March 31, 1998 ($8.75) less the applicable exercise price.

Ten Year Information Regarding Repricing, Cancellation and Regrant of Options

  In May 1995, the Company repriced certain outstanding stock options which were originally granted in January 1994. In connection with the repricing, the Company made an offer to the holders of the options, including the Named Executive Officers, to reduce by one-third the number of shares covered by these options in consideration of a reduction in the exercise price of the options from their original exercise price to the market price of the Company's Class A Common Stock at the time of the offer. The following table sets forth certain information with respect to the repricing of options held by the Named Executive Officers.

                        Ten Year Option/SAR Repricings

                                                    Amended                                      Length of
                                                   Number of    Market                            Original
                                  Original Number  Securities    Price     Exercise             Option Term
                                   of Securities   Underlying of Stock at   Price      New      Remaining at
                                     Underlying     Options     Time of   at Time of Exercise     Date of
Name                       Date   Options Repriced  Repriced   Repricing  Repricing   Price      Repricing
----                     -------- ---------------- ---------- ----------- ---------- --------   ------------
Joel Slutzky............ 05/23/95      33,000        22,000      $4.25      $9.90     $4.675(1)  8.67 Years
Jack Johnson............ 05/23/95      10,000         6,667       4.25       9.00       4.25     8.67 Years
Gregory A. Miner........ 05/23/95      12,000         8,667       4.25       9.00       4.25     8.67 Years
Frank Borst............. 05/23/95       1,000           667       4.25       9.00       4.25     8.67 Years
Timothy Crabtree........ 05/23/95       2,000         1,333       4.25       9.00       4.25     8.67 Years
Crandall Gudmundson..... 05/23/95      15,000        10,000       4.25       9.00       4.25     8.67 Years
Jerry F. Muench......... 05/23/95      13,000         8,667       4.25       9.00       4.25     8.67 Years

--------
(1) Represents 110% of the closing sales price of the Class A Common Stock on the date of the repricing.

Associate Benefit Plans

  The Company maintains a Profit Sharing Plan and Trust (the "Profit Sharing Plan") which qualifies under Section 401 of the Code. The Profit Sharing Plan provides that associates who meet a six month service requirement automatically become participants. Each fiscal year, the Company, at its discretion, makes a contribution to the Profit Sharing Plan. The Company may contribute Class A Common Stock or cash to the Profit Sharing Plan. These contributions are allocated to separate accounts of the participants in proportion to their relative compensation, and are held in trust and invested. Participant accounts are credited with investment gains and losses. Vesting depends on the participant's years of service, with contributions being fully vested after the participant has five years of service. When an associate leaves the Company, his account under the Profit Sharing Plan, if vested, becomes distributable in a lump sum or over a period of time at the discretion of the Profit Sharing Plan Administrator. No contributions were made to the Profit Sharing Plan for fiscal years 1996, 1997 and 1998.

  The Profit Sharing Plan also includes the Odetics, Inc. 401(k) Plan (the "401(k) Plan"). Under the 401(k) Plan, associates with at least six months of service with the Company or any subsidiary currently may elect to defer up to 10% of their compensation, not to exceed the limits set by the Code. The maximum deferral for calendar year 1999 is $10,000.

  The Company maintains an Associate Stock Ownership Plan (the "ASOP"), which qualifies under Section 401 of the Code. The ASOP provides that associates who meet a six month service requirement automatically become participants. Each fiscal year, the Company, at its discretion, makes a contribution to the ASOP. The Company may contribute Class A Common Stock, or the cash to buy Class A Common Stock. These contributions are allocated to separate accounts of the participants in proportion to their relative compensation, and are held in trust. Vesting depends on the participant's years of service, with contributions being fully vested after the participant has five years of service. When an associate leaves the Company, his account under the ASOP, if vested, is distributed in shares of Class A Common Stock. The Company contributed Class A Common Stock valued at approximately $511,000 as of the date of the contribution to the ASOP for fiscal year 1997. The Company did not make any contribution to the ASOP for fiscal year 1998.

  The Company maintains an Executive Deferral Plan (the "Deferral Plan") which is intended to provide deferred compensation benefits to designated executives of the Company who contribute to the Company's growth and success. Eligible executives may elect to defer up to 75%, but not less than $5,000, of their compensation. Participation in the Deferral Plan is voluntary and may be discontinued at any time. Payment of benefits commences upon the retirement, death, disability or termination of employment of a participating executive.

Employment Contracts, Termination of Employment Agreements and Change of Control Arrangements

  The Company does not currently have any employment contracts in effect with any of its Named Executive Officers. The Company provides incentives such as salary, benefits and option grants (which are typically subject to a four year vesting schedule) to attract and retain executive officers and other key associates. The Compensation Committee, as Plan Administrator of the 1997 Plan, has the authority to provide for the accelerated vesting of the shares of Common Stock subject to any outstanding options held by such individual, in connection with the termination of the individual's employment following an acquisition in which these options are assumed or the repurchase rights with respect to the unvested shares are assigned or certain hostile changes in control of the Company. Other than such accelerated vesting, there is no agreement or policy which would entitle any executive officers to severance payments or any other compensation as a result of such officer's termination.

Indemnification of Directors and Officers

  Under Section 145 of the Delaware General Corporation Law, the Company can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Company's Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by law and require the Company to advance litigation expenses upon receipt by the Company of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

  The Company's Certificate of Incorporation provides that, pursuant to Delaware Law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

  The Company has entered into agreements to indemnify its directors and certain of its officers in addition to the indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements, among other things, indemnify the Company's directors and certain of its officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of the Company, or as a director or officer of any other company or enterprise to which the person provides services at the request of the Company.

Compensation Committee Interlocks and Insider Participation

  The members of the Compensation and Stock Options Committee of the Company's Board of Directors during fiscal 1998 were Messrs. Mickelson, Wexler and Wright. None of the executive officers of the Company has served on the Board of Directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation and Stock Options Committee of the Company. No member of the Compensation and Stock Option Committee was an officer or employee of the Company or its subsidiary during fiscal 1998.

Other Business

  The Board of Directors is not aware of any other matter which will be presented for action at the Special Meeting other than the matters set forth in this Proxy Statement. If any other matter requiring a vote of the stockholders arise, it is intended that the proxy holders will vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

  Upon written request by any stockholder entitled to vote at the Special Meeting, the Company will furnish that person without charge a copy of the Company's 1998 Annual Report on Form 10-K for the year ended March 31, 1998 and its Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 1998, September 30, 1998 and December 31, 1998. Requests should be addressed to Investor Relations, Odetics, Inc., 1515 South Manchester Avenue, Anaheim, California 92802.

  Your cooperation in giving this matter your immediate attention and returning your proxies is appreciated.

Anaheim, California                       By Order of the Board of Directors,
February 11, 1999

                                          /s/ JERRY F. MUENCH


                                          JERRY F. MUENCH
                                          Secretary

                                     PROXY


                                 ODETICS, INC.
                              CLASS A COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Class A Common Stock of ODETICS, INC. (the "Company") hereby appoints THOMAS G. BARTHOLET and GREGORY A. MINER, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held at 1515 South Manchester Avenue, Anaheim, California on March 11, 1999 at 10:00 a.m. (Pacific Time), and at any adjournments thereof, and to vote all shares of Class A Common Stock of the Company held of record by the undersigned on February 5, 1999, with all the powers the undersigned would possess if personally present, in accordance with the instructions on the reverse hereof.

     The undersigned hereby revokes any other proxy to vote at such Special Meeting of Stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof. The undersigned also acknowledges receipt of the Notice of Special Meeting of Stockholders to be held March 11, 1999 and the Proxy Statement.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                SEE REVERSE SIDE

     [X]  Please mark votes as in this example.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW, OR IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDER WITH REGARD TO ANY OTHER MATTERS PROPERLY BROUGHT TO A VOTE AT THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     Proposal No. 1:  Approval of the private placement and issuance of an aggregate of 308,528 shares of Class A Common Stock to certain officers and directors of the Company at a purchase price of $6.625 per share, as required by the rules of the Nasdaq National Market.

                      [_]  FOR    [_]  AGAINST    [_]  ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND INDICATE NEW ADDRESS  [_]

MARK HERE IF YOU PLAN TO ATTEND THE SPECIAL MEETING    [_]



Signature:_________________________________________ Date: ______________________

Signature:_________________________________________ Date: ______________________

     (This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                     PROXY

                                 ODETICS, INC.
                              CLASS B COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Class B Common Stock of ODETICS, INC. (the "Company") hereby appoints THOMAS G. BARTHOLET and GREGORY A. MINER, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held at 1515 South Manchester Avenue, Anaheim, California on March 11, 1999 at 10:00 a.m. (Pacific Time), and at any adjournments thereof, and to vote all shares of Class B Common Stock of the Company held of record by the undersigned on February 5, 1999, with all the powers the undersigned would possess if personally present, in accordance with the instructions on the reverse hereof.

     The undersigned hereby revokes any other proxy to vote at such Special Meeting of Stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof. The undersigned also acknowledges receipt of the Notice of Special Meeting of Stockholders to be held March 11, 1999 and the Proxy Statement.



                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                SEE REVERSE SIDE

     [X]  Please mark votes as in this example.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW, OR IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDER WITH REGARD TO ANY OTHER MATTERS PROPERLY BROUGHT TO A VOTE AT THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     Proposal No. 1:  Approval of the private placement and issuance of an aggregate of 308,528 shares of Class A Common Stock to certain officers and directors of the Company at a purchase price of $6.625 per share, as required by the rules of the Nasdaq National Market.

                      [_]  FOR    [_]  AGAINST    [_]  ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND INDICATE NEW ADDRESS  [_]

MARK HERE IF YOU PLAN TO ATTEND THE SPECIAL MEETING    [_]



Signature:_____________________________________________ Date:_________________

Signature:_____________________________________________ Date:_________________

     (This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE